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Exhibit 5.1

KPMG LLP Chartered Accountants 2700-205 5 Avenue SW Calgary AB T2P 4B9	Telephone Telefax Internet	(403) 691-8000 (403) 691-8008 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada PipeLines Limited

        We consent to the incorporation by reference in the registration statement on Form F-9 of TransCanada PipeLines Limited (the "Corporation") filed on December 10, 2009 of:

—
our auditors' report dated February 23, 2009 on the consolidated balance sheets of the Corporation as at December 31, 2008 and 2007 and the consolidated statements of income, comprehensive income, accumulated other comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2008;

—
our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences, dated February 23, 2009;

—
our report dated February 23, 2009 on the effectiveness of the internal control over financial reporting as of December 31, 2008,

each of which is included in the annual report on Form 40-F of the Corporation for the fiscal year ended December 31, 2008, and

—
our auditors' report dated February 23, 2009 (except Note 1 which is as of June 12, 2009) on the related supplemental note entitled "Refiled Reconciliation to United States GAAP" as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 which is included in the report on Form 6-K of the Corporation dated June 12, 2009.

        We also consent to the reference to our firm under the heading "Experts" in the prospectus that forms a part of the registration statement.

/s/ KPMG LLP
Chartered Accountants

Calgary, Canada
December 10, 2009

KPMG LLP, a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP.

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  Exhibit 5.1